Exhibit 99.2

PBF Energy Announces Intention to Offer $500 Million of Exchangeable Notes due 2032

PARSIPPANY, NJ – September 14, 2026 – PBF Energy Inc. (NYSE:PBF) (“PBF Energy”) today announced that its indirect subsidiary, PBF Holding Company LLC (“PBF Holding”), intends to offer, subject to market and other conditions, $500 million in aggregate principal amount of exchangeable notes due 2032 (the “Notes”), in a private offering (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) . The Notes will be co-issued by PBF Finance Corporation, a wholly owned subsidiary of PBF Holding (together with PBF Holding, the “Issuers”). The Issuers also expect to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $50 million aggregate principal amount of notes.

The Notes will be senior, unsecured obligations of the Issuers, and accrue interest payable semiannually in arrears. The Notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by certain of PBF Holding’s subsidiaries (the “Guarantors”) that guarantee PBF Holding’s existing senior unsecured notes, and will not be guaranteed by PBF Energy Inc. The Notes will mature on January 15, 2032, unless earlier repurchased, exchanged or redeemed. Noteholders will have the right to exchange their Notes in certain circumstances and during specified periods. Exchanges will be settled in cash up to the aggregate principal amount of the Notes to be exchanged and, if applicable, cash, Class A common stock, par value $0.001 per share (“Common Stock”) of PBF Energy or a combination thereof, at the Issuers’ election, in respect of the remainder (if any) of the Issuers’ exchange obligations in excess of the aggregate principal amount of the Notes being exchanged. The interest rate, initial exchange rate and other terms of the Notes will be determined at the time of pricing of the Offering.

The Issuers may not redeem the Notes prior to January 20, 2030, except in the event of a cleanup redemption (as defined below). The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Issuers’ option at any time, and from time to time, on or after January 20, 2030 and prior to the 31st scheduled trading day immediately preceding the maturity date of the Notes, but only if the last reported sale price per share of PBF Energy’s Common Stock has been at least 130% of the exchange price of the Notes for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuers may also redeem for cash all, but not less than all, of the Notes at any time prior to the 31st scheduled trading day immediately preceding the maturity date, if the principal amount of Notes outstanding at such time is less than 10% of the aggregate principal amount of the Notes initially issued under the indenture (including any additional Notes issued pursuant to the initial purchasers’ option) (a “cleanup redemption”).

The holders of the Notes will be entitled to the benefits of a registration rights agreement pursuant to which the Issuers and PBF Energy will agree to register the resale of the shares of Common Stock, if any, deliverable upon exchange of the Notes under the Securities Act.

In connection with the pricing of the Notes, the Issuers and PBF Energy expect to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the Notes or their respective affiliates or certain other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to PBF Energy’s Common Stock upon any exchange of Notes and/or offset any cash payments the Issuers are required to make in excess of the principal amount of exchanged Notes, as the case may be, with such reduction and/or offset subject to a cap.

The Issuers have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to PBF Energy’s Common Stock and/or purchase shares of PBF Energy’s Common Stock or other securities of PBF Energy in secondary market transactions concurrently with, or shortly after, the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of PBF Energy’s Common Stock or the Notes at that time. In addition, the Issuers and PBF Energy expect that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to PBF Energy’s Common Stock and/or purchasing or selling PBF Energy’s Common Stock or other securities of PBF Energy or the Issuers in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) during any observation period related to an exchange of Notes, following any redemption of Notes by the Issuers or following any repurchase of Notes by the Issuers in connection with any fundamental change and (y) following any repurchase of the Notes by the Issuers other than in connection with any such redemption or any fundamental change if the Issuers elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of PBF Energy’s Common Stock or the Notes, which could affect the ability of holders to exchange the Notes, and, to the extent the activity occurs during any observation period related to an exchange of Notes, it could affect the number of shares of PBF Energy’s Common Stock, if any, and value of the consideration that holders will receive upon exchange of the Notes.

The Issuers intend to use the net proceeds from the offering to pay the cost of the capped call transactions, and the remainder, together with available cash, to fund the repayment or redemption, as applicable, of all of its outstanding 7.875% Senior Unsecured Notes due 2030 (the “2030 Notes”). If the initial purchasers exercise their option to purchase additional Notes, the Issuers expect to use a portion of the proceeds from the sale of the additional Notes to enter into additional capped call transactions with the option counterparties, and for general corporate purposes. Pending such use, the Issuers may repay other debt and/or invest the net proceeds in short-term, interest-bearing deposit accounts.

The offer and sale of the Notes, the related guarantees and any shares of PBF Energy’s Common Stock deliverable upon exchange of the Notes have not been registered under the Securities Act or any other securities laws, and the Notes, such guarantees and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The Notes and the related guarantees will only be offered and sold to persons who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). This press release does not constitute a notice of repayment or notice of redemption of the 2030 Notes.

Although the Issuers and PBF Energy intend to enter into a registration rights agreement pursuant to which they will agree to file a resale registration statement under the Securities Act covering the resale of shares of PBF Energy’s Common Stock, if any, deliverable upon exchange of the Notes, the registration rights agreement will contain significant limitations, and a resale registration statement may not be available at the time investors wish to resell the shares of PBF Energy’s Common Stock, if any, deliverable upon exchange of their Notes. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, the guarantees or any shares of PBF Energy’s Common Stock deliverable upon exchange of the Notes, nor will there be any sale of the Notes or the guarantees or any such shares of PBF Energy’s Common Stock, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. This press release is being issued pursuant to Rule 135c under the Securities Act.

Forward-Looking Statements

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the statements regarding the proposed offering of the notes and the capped call transactions, the potential grant to the initial purchasers of an option to purchase additional notes, the completion, timing and size of the offering, the anticipated terms of the notes and the capped call transactions, the expected use of proceeds, including the proposed redemption or repayment of the 2030 Notes and expectations regarding the actions of the option counterparties and their respective affiliates. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond PBF Energy’s and the Issuers’ control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the filings of PBF Energy and PBF Holding with the Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. Neither PBF Energy nor PBF Holding undertakes an obligation to revise or update any forward-looking statements except as may be required by applicable securities laws.

About PBF Energy Inc.

PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

Contacts:

Colin Murray (investors)	Michael C. Karlovich (media)
ir@pbfenergy.com	mediarelations@pbfenergy.com
Tel: 973.455.7578	Tel: 973.455.8994